Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-230498 on Form S-8 of McDonald’s Corporation of our report dated June 16, 2025 appearing in this Annual Report on Form 11-K of McDonald’s Corporation 401(k) Plan for the year ended December 31, 2025.

/s/ Crowe LLP

Oakbrook Terrace, Illinois

June 18, 2026